                                                                  EXHIBIT 99(A)


                                         SOLICITED BY
                                         THE BOARD OF
                                         DIRECTORS
                                   PROXY

                  FARMERS AND MERCHANTS BANK, ARITON, ALABAMA
                        SPECIAL MEETING OF STOCKHOLDERS
                            _________________, 1995


         The undersigned hereby appoints _________________________ and _________________________, and either of them, or such other persons as the board of directors of Farmers and Merchants Bank, Ariton, Alabama (the "Bank"), may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of the Bank at the special meeting of stockholders to be held on __________________, 1995, and at any and all adjournments thereof.



                                                                  FOR           AGAINST        ABSTAIN
1.   To ratify and approve the Agreement and Plan            ------------    ------------    ------------
     of Merger dated as of May 19, 1995, pursuant
     to which the Bank will be merged with and into          ------------    ------------    ------------
     Colonial Bank, a wholly-owned subsidiary of
     The Colonial BancGroup, Inc.




     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING BUT WHICH ARE NOT NOW ANTICIPATED, AND TO VOTE UPON MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.



                          DATED:                                         , 1995
                                 ----------------------------------------

                          PHONE NO:
                                    -------------------------------------------



                          -----------------------------------------------------
                          (Signature of Stockholder)



                          -----------------------------------------------------
                          (Signature of Stockholder, if more than one)



                          Please sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder must sign. Agents, executors, administrators, guardians and trustees must give full title as such. Corporations should sign by their president or authorized officer.


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